                     (Financial Information Extracted From
                          the Company's Form 10-Q for
                        the Quarter Ended June 30, 1999)

                         PART I. FINANCIAL INFORMATION
                          -----------------------------
                          Item 1. FINANCIAL STATEMENTS
                          -----------------------------

                                 BALANCE SHEETS
                      June 30, 1999 and December 31, 1998
                               (in U.S. Dollars)
                   (amounts in thousands, except share data)
                                  (Unaudited)
                          -----------------------------


                                                            JUNE 30, 1999          DECEMBER 31, 1998
                                                            -------------          -----------------
                                   A S S E T S

Utility Plant
In service
   Production                                                   $157,358                  $110,454
   Transmission                                                   25,547                    12,770
Construction work in progress                                      5,662                    55,278
General Property                                                   6,166                     6,157
                                                                --------                  --------
                                                                 194,733                   184,659
Less accumulated depreciation                                     45,664                    43,278
                                                                --------                  --------
Net utility plant                                                149,069                   141,381
                                                                --------                  --------
Current assets
   Cash and cash equivalents                                       1,675                     4,477
   Temporary investments at fair market
   value (includes restricted collateral
   deposits of $300 in 1999 and
   $1,591 in 1998)                                                 6,345                     9,236
   Accounts receivable, net                                        7,756                     8,610
   Materials and supplies                                          1,742                     1,440
   Prepaid expenses                                                2,155                     1,707
                                                                --------                  --------
Total Current Assets                                              19,673                    25,470
                                                                --------                  --------
Other assets                                                       2,875                     2,745
                                                                --------                  --------
                                                                $171,617                  $169,596
                                                                ========                  ========

     SHAREHOLDERS' EQUITY AND LIABILITIES

Shareholders' equity
     Common shares, without par value
     (13,066,803 authorized, 4,202,575
     issued and outstanding)                                    $ 55,247                  $ 55,247
   Additional capital                                             14,493                    14,493
   Earnings reinvested                                            16,423                    11,721
                                                                --------                  --------
Total Shareholders' Equity                                        86,163                    81,461
                                                                --------                  --------
Provision for severance indemnities                                3,192                     3,838
Long-term debt                                                    64,875                    68,700
                                                                --------                  --------
                                                                  68,067                    72,538
                                                                --------                  --------
Current liabilities
   Accounts payable                                                7,052                     7,393
   Current portion of long term-debt                               7,650                     6,303
   Taxes on income                                                 1,677                     1,560
   Other taxes                                                       998                       331
     Other                                                            10                        10
                                                                --------                  --------
Total Current Liabilities                                         17,387                    15,597
                                                                --------                  --------
Contingencies and commitments                                          -                         -
                                                                --------                  --------

Total Shareholders' Equity and Liabilities                      $171,617                  $169,596
                                                                ========                  ========

       See accompanying notes to interim consolidated financial statements

                        CONSOLIDATED STATEMENTS OF INCOME

            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                (IN U.S. DOLLARS)
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATE)
                                   (UNAUDITED)


                           THREE MONTHS ENDED JUNE 30      SIX MONTHS ENDED JUNE 30

                                1999         1998             1999           1998
                                ----         ----             ----           ----
Operating revenues           $ 7,713       $ 5,740          $15,705       $11,997
Operating expenses
 Operations                    2,280         2,270            4,473         4,500
 Maintenance                     388           555              794           974
 Depreciation                  1,438         1,046            2,466         2,002
 Taxes                           277           210              550           428
                             -------       -------          -------       -------
Total Operating
Expenses                       4,383         4,081            8,283         7,904
                             -------       -------          -------       -------

Operating Income               3,330         1,659            7,422         4,093
                             -------       -------          -------       -------
Other Income
 Interest capitalized            873         1,079            2,234         2,340
 Other principally
 interest income                 220           468              270           853
                             -------       -------          -------       -------
Total other income             1,093         1,547            2,504         3,193

Income before
interest and tax               4,423         3,206            9,926         7,286
Interest charges               1,705         1,894            3,443         3,796
                             -------       -------          -------       -------
Income before
taxes                          2,718         1,312            6,483         3,490
Tax provision                    720           292            1,781           832
                             -------       -------          -------       -------
Net income                    $1,998       $ 1,020          $ 4,702       $ 2,658

Average common
shares outstanding         4,202,575     4,202,575        4,202,575     4,202,575
                           =========     =========        =========     =========

Earnings per
common share               $     .48     $     .24        $   1 .12     $     .63
                           =========     =========        =========     =========

Dividends per
common share                       -            -                 -             -
                           =========     =========        =========     =========

       See accompanying notes to interim consolidated financial statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Nine Months Ended June 30, 1999 and 1998
                                (in U.S. Dollars)
                             (amounts in thousands)
                                   (Unaudited)

                                SIX MONTHS ENDED

                                             JUNE 30, 1999                       JUNE 30, 1998
                                             -------------                       -------------
Cash flows from (used in)
operating activities
   Net income                                    $4,702                           $2,658
   Adjustment to reconcile net
   income to cash provided by
   (used in) operating activities
     Depreciation                                 2,466                            2,002
     Provisions for indemnities                     149                              243
     Interest capitalized                        (2,234)                          (2,340)
     Other (Net)                                   (130)                            (374)
  Decrease (Increase) in
  amounts receivable                                854                             (942)
  (Increase) Decrease in materials
  and supplies                                     (302)                           1,082
  (Increase) in prepaid expenses                   (448)                            (222)
  (Decrease) Increase in accounts
  payable                                          (341)                           1,234
  Increase (Decrease) in taxes payable              784                           (1,976)
  (Decrease) in other liabilities                     -                              (17)
  Indemnities paid                                 (795)                            (262)
                                               --------                         --------
     Net cash provided by
     operating activities                         4,705                            1,086
                                               --------                         --------
  Cash flows from (used in)
  investing activities
     Utility plant additions                     (7,898)                         (14,196)
     Net Decrease in temporary
     investments                                  2,892                           49,522
     Other - net                                    (23)                             176
                                               --------                         --------
     Net cash (used in) provided
     by investing activities                     (5,029)                          35,502
                                               --------                         --------

  Cash flows from (used in)
  financing activities
     Payment of long term debt                   (2,478)                          (1,323)
     Payment of dividends                             -                          (34,965)
                                               --------                         --------
     Net cash (used in)
     financing activities                        (2,478)                         (36,288)
                                               --------                         --------


  Net (Decrease) Increase in
  cash and cash equivalents                     (2,802)                              300
  Cash and cash equivalents
  at beginning of period                         4,477                             1,453
                                              ========                          ========
  Cash and cash equivalents
  at end of period                            $  1,675                          $  1,753
                                              ========                          ========

  Supplemental Disclosures of Cash Flow
  Information
  Cash paid during the period for:
    Interest (net of amount capitalized)      $  1,219                          $  1,456
    Income tax                                $  1,533                          $  2,223


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